Exhibit 5.1

[Date]	Our Ref: DW/CSW/C4065-H06243

Acquity Group Limited

c/o Walkers Corporate Services Limited

Walker House

87 Mary Street

George Town

Grand Cayman KY1-9005

Cayman Islands

Dear Sirs

ACQUITY GROUP LIMITED

We have acted as Cayman Islands legal advisers to Acquity Group Limited (the “Company”) in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended, relating to the offering by the Company and the sale by certain selling shareholders (the “Selling Shareholders”) of American Depositary Shares representing the Company’s Ordinary Shares of a par value of US$0.0001 each (the “Ordinary Shares”).  We are furnishing this opinion as exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined and relied upon the originals, copies or translations of the documents listed in Schedule 1.

In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.

We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion.  We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction.

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we consider relevant, and subject to the qualifications set out in Schedule 3, and under the laws of the Cayman Islands, we give the following opinions in relation to the matters set out below.

1.                                       The Company is an exempted company duly incorporated with limited liability, validly existing under the laws of the Cayman Islands and is in good standing with the Registrar of Companies in the Cayman Islands.

2.                                       The authorised share capital of the Company is currently US$50,000 divided into 500,000,000 Shares of par value US$0.0001 each.

3.                                       The issue and allotment of the Ordinary Shares pursuant to the Registration Statement has been duly authorized. When allotted, issued and fully paid for as contemplated in the Registration Statement and when appropriate entries have been made in the Register of Members of the Company, the Ordinary Shares will be validly issued, allotted and fully paid, and there will be no further obligation on the holder of any of the Ordinary Shares to make any further payment to the Company in respect of such Ordinary Shares.

4.                                       The Ordinary Shares to be sold by the Selling Shareholders (other than Surfax Investment Partners Limited, Datai Bay Investments Ltd., SHK Asian Opportunities Fund and 2020 Equity Partners Limited) have been legally and validly issued, are fully paid and there is and will be no further obligation on the Selling Shareholders, or any holders thereof to make any further payment to the Company in respect of such Ordinary Shares.

5.                                       The Ordinary Shares to be transferred to Surfax Investment Partners Limited by 2020 China Holdings, Ltd. upon the exchange of the exchangeable bonds as contemplated in the Registration Statement which will in turn be sold by Surfax Investment Partners Limited as Selling Shareholder have been legally and validly issued, are fully paid and there is and will be no further obligation on such Selling Shareholder, or any holders thereof to make any further payment to the Company in respect of such Ordinary Shares.

6.                                       The Ordinary Shares to be transferred to Datai Bay Investments Ltd. and SHK Asian Opportunities Fund by 2020 China Holdings, Ltd. upon the exchange of the exchangeable bonds as contemplated in the Registration Statement which will in turn be sold by to Datai Bay Investments Ltd. and SHK Asian Opportunities Fund as Selling Shareholders have been legally and validly issued, are fully paid and there is and will be no further obligation on such Selling Shareholders, or any holders thereof to make any further payment to the Company in respect of such Ordinary Shares.

7.                                       The Ordinary Shares to be transferred to Datai Bay Investments Ltd. and SHK Asian Opportunities Fund by 2020 China Holdings, Ltd. upon the exchange of the exchangeable bonds as contemplated in the Registration Statement which will in turn be transferred to 2020 Equity Partners Limited and sold by to 2020 Equity Partners Limited as Selling Shareholder have been legally and validly issued, are fully paid and there is and will be no further obligation on such Selling Shareholders, or any holders thereof to make any further payment to the Company in respect of such Ordinary Shares.

8.                                       The statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects. Such statements constitute our opinion.

We hereby consent to the use of this opinion in, and the filing hereof, as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities”, “Taxation”, “Legal Matters” and elsewhere in the prospectus included in the Registration Statement.  In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

WALKERS

SCHEDULE 1

LIST OF DOCUMENTS EXAMINED

1.                                       The Certificate of Incorporation dated 12 August 2010, Memorandum and Articles of Association as registered on 12 August 2010, the Amended and Restated Memorandum and Articles of Association as adopted on 20 December 2010, the Amended and Restated Memorandum and Articles of Association as conditionally adopted by special resolution on 21 February 2012 and effective upon the commencement of the trading of the Company’s American Depositary Shares on the New York Stock Exchange (the “ Amended and Restated M&A”), the Register of Members, Register of Directors and the Register of Mortgages and Charges of the Company, copies of which have been provided to us by its registered office in the Cayman Islands (together the “Company Records”).

2.                                       A Certificate of Good Standing dated 23 February 2012 in respect of the Company issued by the Registrar of Companies in the Cayman Islands (the “Certificate of Good Standing”).

3.                                       A copy of executed written resolutions of the Board of Directors of the Company dated 9 November 2011, and a copy of executed written resolutions of the shareholders of the Company dated 21 February 2012 (the “Resolutions”).

4.                                       A certificate from a director of the Company dated 24 February 2012, a copy of which is attached hereto (the “Director’s Certificate)”.

5.                                       The Registration Statement.

SCHEDULE 2

ASSUMPTIONS

1.                                       The originals of all documents examined in connection with this opinion are authentic.  All documents purporting to be sealed have been so sealed.  All copies are complete and conform to their originals.

2.                                       The Company Records are complete and accurate and constitute a complete and accurate record of the business transacted and resolutions adopted by the Company and all matters required by law and the Memorandum and Articles of Association of the Company to be recorded therein are so recorded.

3.                                       The Director’s Certificate is true and correct as of the date hereof.

SCHEDULE 3

QUALIFICATIONS

1.                                       Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing.  The term “good standing” as used herein means that the Company is not currently in breach of its obligations to file the annual return, and pay the annual filing fees, due for the current calendar year, and having regard to any grace periods permitted under the Companies Law.

Acquity Group Limited
Walker House, 87 Mary Street, George Town
Grand Cayman KY1-9005, Cayman Islands

24 February 2012

Walkers
Suite 1501-1507

Alexandra House
18 Chater Road
Central
Hong Kong

Dear Sirs,

Acquity Group Limited (the “Company”) — Director’s Certificate

I, [Name of Director], being a director of the Company, am aware that you are being asked to provide a legal opinion (the “Opinion”) in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1.                                       the amended and restated memorandum and articles of association of the Company as adopted by special resolution passed on 21 February 2012 remain in full force and effect and are otherwise unamended;

2.                                       the written resolutions of the shareholders dated 21 February 2012  were executed (and where by a corporate entity such execution has been duly authorised if so required) by and on behalf of all shareholders in the manner prescribed in the articles of association of the Company, the signatures and initials thereon are those of a person or persons in whose name the resolutions have been expressed to be signed, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect;

3.                                       the written resolutions of the board of directors dated 9 November 2011 were executed by all the directors in the manner prescribed in the articles of association of the Company, the signatures and initials thereon are those of a person or persons in whose name the resolutions have been expressed to be signed, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect; and

4.                                       there is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from issuing and allotting the Ordinary Shares.

I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I have previously notified you personally to the contrary.

Signature:

Director